UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006 (December 8, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Form 8-K/A”) dated January 27, 2006, amends the Current Report on Form 8-K filed by The Nasdaq Stock Market, Inc. (“Nasdaq”) on December 14, 2005, which disclosed Nasdaq’s acquisition of Instinet Group Incorporated (“Instinet”) and the immediate sale of Instinet’s Institutional Brokerage division (“Institutional Broker”). As a result of these transactions, Nasdaq owns Instinet Group Incorporated, subsequently renamed Norway Acquisition Corp. (“Norway”). Norway owns 100.0% of INET Holding Company, Inc. (“IHC”), which owns 100.0% of INET ATS, Inc. (“INET”), an electronic communication network (“ECN”) and Island Execution Services, LLC. Balances acquired for Island Execution Services, LLC were nominal. The purpose of this Form 8-K/A is to provide financial disclosures required by Item 9.01 (Financial Statements and Exhibits) of Form 8-K with respect to the acquisition of Instinet Group Incorporated and the immediate sale of the Institutional Broker to an affiliate of Silver Lake Partners, II, L.P., (“Silver Lake Partners” or “SLP”), a private equity firm. In addition, the financial statements of Toll Associates LLC (“Toll”) as described below are presented. Toll is a holding company that owns a 99.8% interest in Brut LLC (“Brut”), the owner and operator of the Brut ECN. Toll owns a 100.0% interest in Brut Inc. (“Brut Inc.”), which owns the remaining 0.2% interest in Brut.

As discussed in Note 1, “Description of Transactions and Basis of Presentation,” the unaudited pro forma income statement information is presented as if the acquisition of Instinet and the sale of the Institutional Broker occurred on January 1, 2004.

Nasdaq purchased Toll from SunGard Data Systems Inc. (“SunGard”) on September 7, 2004. As such, the financial information for Toll for the period January 1, 2004 through September 6, 2004 (prior to closing of the acquisition) is also included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2004 in this Form 8-K/A. Since balance sheet data for Toll is included in Nasdaq’s historical balance sheet at September 30, 2005, separate pro forma balance sheet data for Toll is not presented.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Instinet Group Incorporated

Attached as Exhibit 99.1 hereto are the audited consolidated statements of financial condition of Instinet Group Incorporated as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004 and the related notes to consolidated financial statements.

Attached as Exhibit 99.2 hereto are the unaudited consolidated statements of financial condition of Instinet Group Incorporated as of September 30, 2005 and December 31, 2004, and the related unaudited consolidated statements of operations and cash flows for the three and nine months ended September 30, 2005 and 2004 and the related notes to the unaudited consolidated financial statements.

(b)	Pro Forma Financial Information.

Attached hereto is the:

•	Unaudited pro forma condensed combined balance sheet as of September 30, 2005 and the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2005.

•	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2004.

•	Notes to the unaudited pro forma condensed combined financial statements.

(c)	Exhibits

Exhibit 23.1 – Consent of PricewaterhouseCoopers LLP

Exhibit 99.1 – Consolidated Financial Statements and Report of Independent Registered Public Accounting Firm - Instinet Group Incorporated:

•	Consolidated Statements of Financial Condition as of December 31, 2004 and 2003

•	Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002

•	Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2004, 2003 and 2002

•	Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

•	Notes to Consolidated Financial Statements

Exhibit 99.2 – Unaudited Consolidated Financial Statements - Instinet Group Incorporated:

•	Consolidated Statements of Financial Condition as of September 30, 2005 and December 31, 2004

•	Consolidated Statements of Operations and Cash Flows for the three and nine months ended September 30, 2005 and 2004

•	Notes to Consolidated Financial Statements

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This Form 8-K/A and attachments hereto contain these types of statements. We make these statements directly in this Form 8-K/A. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.

These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	our operating results may be lower than expected;

•	our ability to implement our strategic initiatives and any consequences from our pursuit of our corporate strategy;

•	competition, economic, political and market conditions and fluctuations, including interest rate risk;

•	government and industry regulation; or

•	adverse changes may occur in the securities markets generally.

In connection with our acquisition of Instinet, and the immediate sale of the Institutional Broker, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) expected cost savings and other synergies from the acquisition cannot be fully realized or realized within the expected time frame; (ii) costs or difficulties related to the integration of the INET ECN and/or the separation and sale of the Institutional Broker are greater than expected; (iii) revenues following the acquisition are lower than expected; and (iv) regulation related to the integration; and (v) general economic conditions are less favorable than expected.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and risk resulting from such uncertainty in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and to carefully review the risk factors and other information detailed in Nasdaq’s annual report on Form 10-K and periodic reports filed with the U.S. Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Independent valuation specialists assisted Nasdaq management in determining the fair values of the net assets acquired and the intangible assets in both the Instinet and Toll acquisitions. The work performed by the independent valuation specialists has been considered by management in determining the fair values reflected in these unaudited pro forma condensed combined financial statements. The valuations are based on the actual assets acquired and liabilities assumed at the acquisition dates and management’s consideration of the independent valuation specialists’ work.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what Nasdaq’s financial position or results of operations actually would have been had Nasdaq completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2006	THE NASDAQ STOCK MARKET, INC.

	By	/s/ David P. Warren
David P. Warren Executive Vice President and Chief Financial Officer

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Nine Months Ended September 30, 2005

(in thousands, except per share amounts)

	Nasdaq	Norway	Pro Forma Adjustments	Note 5	Pro Forma Combined
Revenues
Market Services	$453,390	$368,336	$(43,936)	(a)	$777,790
Issuer Services	166,748	—	—		166,748
Other	206	—	—		206

Total revenues	620,344	368,336	(43,936)		944,744
Cost of revenues
Liquidity rebates	169,373	216,305	—		385,678
Brokerage, clearance and exchange fees	63,588	76,752	(62,569)	(a), (b), (c)	77,771

Total cost of revenues	232,961	293,057	(62,569)		463,449

Gross margin	387,383	75,279	18,633		481,295

Expenses
Compensation and benefits	110,404	12,324	—		122,728
Marketing and advertising	4,842	406	—		5,248
Depreciation and amortization	46,765	5,323	5,498	(d), (g-3)	57,586
Professional and contract services	21,451	1,289	—		22,740

Computer operations and data communications	47,498	3,937	—		51,435
Provision for bad debts	(41)	(395)	—		(436)
Occupancy	21,337	2,003	—		23,340
General and administrative	23,373	7,772	(7,393)	(e-3)	23,752

Total direct expenses	275,629	32,659	(1,895)		306,393
Support costs from related parties, net	31,311	—	—		31,311
Investment income	—	(3,471)	3,471	(g-6)	—

Total expenses	306,940	29,188	1,576		337,704

Operating income	80,443	46,091	17,057		143,591
Interest income	8,549	1,872	—		10,421
Interest expense	(12,236)	—	(28,327)	(e-1), (f-3, 4, 5)	(40,563)
Minority interest	44	—	—		44

Pre-tax operating income	76,800	47,963	(11,270)		113,493
Income tax provision	32,256	20,931	(8,666)	(g-7)	44,521

Net income	$44,544	$27,032	$(2,604)		$68,972

Net income applicable to common stockholders:
Net income	$44,544	$27,032	$(2,604)		$68,972
Preferred stock:
Dividends declared	(2,506)	—	—		(2,506)
Accretion of preferred stock	(3,047)	—	—		(3,047)

Net income applicable to common stockholders	$38,991	$27,032	$(2,604)		$63,419

Basic and diluted earnings per share:
Basic	$0.49				0.79

Diluted	$0.42				0.65

Weighted average common shares used to calculate earnings per share:
Basic	79,890				79,890
Diluted	107,442				107,442

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Nine Months Ended September 30, 2005

Norway

(in thousands)

	Instinet Reported	Less Institutional Broker	Pro Forma and Other Adjustments	Note 6	Norway
Revenues
Market Services	$771,000	$414,146	$11,482	(a)	$368,336
Interest income	22,522	20,650	(1,872)	(c)	—
Interest expense	(3,005)	(3,005)	—		—
Other	—	7,069	7,069	(b)	—

Total revenues	790,517	438,860	16,679		368,336

Cost of revenues
Soft dollar and commission recapture	110,129	110,129	—		—
Liquidity rebates	204,823	—	11,482	(a)	216,305
Brokerage, clearance and exchange fees	165,295	88,543	—		76,752

Total cost of revenues	480,247	198,672	11,482		293,057

Gross margin	310,270	240,188	5,197		75,279

Expenses
Compensation and benefits	167,313	154,989	—		12,324
Marketing and advertising	3,781	3,375	—		406
Depreciation and amortization	34,396	29,073	—		5,323
Professional and contract services	29,087	27,798	—		1,289
Computer operations and data communications	41,015	37,078	—		3,937
Provision for bad debts	(73)	322	—		(395)
Occupancy	42,728	41,719	994	(b)	2,003
General and administrative	12,549	10,852	6,075	(b)	7,772

Total direct expenses	330,796	305,206	7,069		32,659
Support costs from related parties, net	—	—	—		—
Investment income	(36,373)	(32,902)	—		(3,471)

Total expenses	294,423	272,304	7,069		29,188

Operating income (loss) from continuing operations	15,847	(32,116)	(1,872)		46,091
Interest income	—	—	1,872	(c)	1,872

Pre-tax operating income (loss) from continuing operations	15,847	(32,116)	—		47,963
Income tax provision (benefit)	2,521	(18,410)	—		20,931

Net income (loss) from continuing operations	$13,326	$(13,706)	$—		$27,032

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

(in thousands, except share and par value amounts)

	Nasdaq	Norway Adjusted	Pro Forma and Other Adjustments	Note 5	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$288,764	$46,717	$(269,560)	(f-1, 2, 3)	$65,921
Investments:
Available-for-sale, at fair value	225,887	7,933	(7,933)	(i-2, 3)	225,887
Held-to-maturity, at amortized cost	30,595	—	(25,000)	(e-2)	5,595
Receivables, net	133,276	43,617	(1,576)	(f-1), (g-2)	175,317
Receivables from related parties	19	—	—		19
Deferred tax assets	11,266	3,567	—		14,833
Other current assets	56,430	13	—		56,443

Total current assets	746,237	101,847	(304,069)		544,015
Property and equipment:
Land, buildings and improvements	60,827	—	—		60,827
Data processing equipment and software	184,475	1,199	—		185,674
Furniture, equipment and leasehold improvements	119,176	87	—		119,263

	364,478	1,286	—		365,764
Less accumulated depreciation and amortization	(238,097)	(91)	—		(238,188)

Total property and equipment, net	126,381	1,195	—		127,576
Non-current deferred tax assets	57,155	419	74,690	(h-1)	132,264
Goodwill	143,810	799,107	—		942,917
Intangible assets, net	37,996	172,870	—		210,866
Other assets	1,659	26	15,031	(f-3)	16,716

Total assets	$1,113,238	$1,075,464	$(214,348)		$1,974,354

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$56,186	$27,457	$(6,115)	(g-2)	$77,528
Accrued personnel costs	37,584	6,102	—		43,686
Deferred revenue	84,622	—	—		84,622
Other accrued liabilities	49,252	8,582	—		57,834
Current portion of senior term notes	—	—	7,500	(f-1)	7,500
Payables to related parties	20,531	—	—		20,531

Total current liabilities	248,175	42,141	1,385		291,701
Senior notes	25,000	—	(25,000)	(e-2)	—
Senior term notes	—	—	742,500	(f-1)	742,500
Convertible notes	442,333	—	—		442,333
Accrued pension costs	25,015	—	—		25,015
Non-current deferred tax liabilities	28,329	67,808	—		96,137
Non-current deferred revenue	94,289	—	—		94,289
Other liabilities	33,524	215	40,000	(h-1)	73,739

Total liabilities	896,665	110,164	758,885		1,765,714

Minority interest	1,156	—	—		1,156

Mezzanine equity
Warrants underlying common stock, 4,962,500 warrants outstanding	10,226	—	(10,226)	(i-4)	—

Stockholders’ equity
Common stock, $0.01 par value, 300,000,000 shares authorized, shares issued: 130,684,483; shares outstanding: 81,890,531(81,714,281 pro forma shares outstanding)	1,307	—	—		1,307
Preferred stock, 30,000,000 shares authorized, Series C Cumulative Preferred Stock: 953,470 shares issued and outstanding; Series B Preferred Stock: 1 share issued and outstanding	94,687	—	—		94,687
Additional paid-in capital	363,480	965,300	(966,336)	(i-3, j)	362,444
Common stock in treasury, at cost: 48,793,952 shares (48,970,202 pro forma shares)	(625,021)	—	(6,897)	(i-2)	(631,918)
Warrants underlying common stock, 4,962,500 warrants outstanding			10,226	(i-4)	10,226
Accumulated other comprehensive loss	(815)	—	—		(815)
Deferred stock compensation	(2,752)	—	—		(2,752)
Common stock issuable	4,613	—	—		4,613
Retained earnings	369,692	—	—		369,692

Total stockholders’ equity	205,191	965,300	(963,007)		207,484

Total liabilities, minority interest, mezzanine and stockholders’ equity	$1,113,238	$1,075,464	$(214,348)		$1,974,354

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

Norway Adjusted

(in thousands)

	IHC	Pro Forma and Other Adjustments	Cash Purchased	Norway Adjustments	Note 5	Norway Adjusted
Assets
Current assets:
Cash and cash equivalents	$120,923	$(105,006)	$30,800	$—	(f-1)	$46,717
Investments	4,468	3,465	—	—	(g-1)	7,933
Receivables, net	60,377	(17,060)	—	300	(f-1), (g-1)	43,617
Deferred tax assets	2,087	1,480	—	—	(g-1), (h-2)	3,567
Other current assets	—	13	—	—	(g-1)	13

Total current assets	187,855	(117,108)	30,800	300		101,847
Property and equipment:
Data processing equipment and software	—	1,199	—	—	(g-1)	1,199
Furniture, equipment and leasehold improvements	—	87	—	—	(g-1)	87

	—	1,286	—	—		1,286
Less accumulated depreciation and amortization	.—	(91)	—	—	(g-1)	(91)

Total property and equipment, net	—	1,195	—	—		1,195

Non-current deferred tax assets	—	419	—	—	(g-1), (h-2)	419
Goodwill	—	796,045	—	3,062	(f-1,2), (g-1, 4)	799,107
Intangible assets, net	22,178	150,692	—	—	(g-1, 5)	172,870
Other assets	102	(76)	—	—	(g-1)	26

Total assets	$210,135	$831,167	$30,800	$3,362		$1,075,464

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$33,274	$(5,817)	$—	$—	(g-1)	$27,457
Accrued personnel costs	4,145	1,957	—	—	(g-1)	6,102
Other accrued liabilities	29,437	(23,917)	—	3,062	(g-1)	8,582

Total current liabilities	66,856	(27,777)	—	3,062		42,141
Non-current deferred tax liabilities	—	67,808	—	—	(g-1), (h-2)	67,808
Other liabilities	—	215	—	—	(g-1)	215

Total liabilities	66,856	40,246	—	3,062		110,164

Stockholders’ equity
Common stock	1	(1)	—	—	(i-1)	—
Additional paid-in capital	519,848	445,152	—	300	(g-1), (i-1)	965,300
Retained deficit	(376,570)	376,570	—	—	(i-1)	—

Total stockholders’ equity	143,279	821,721	—	300		965,300

Total liabilities and stockholders’ equity	$210,135	$861,967	$—	$3,362		$1,075,464

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

IHC

(in thousands)

	Instinet Reported	Less Institutional Broker	Pro Forma and Other Adjustments	Note 6	IHC
Assets
Current assets:
Cash and cash equivalents	$949,717	$828,794	$—		$120,923
Securities owned, at market value	23,437	23,437	—		—
Securities borrowed	205,889	205,889	—		—
Investments	35,595	31,127	—		4,468
Receivables, net	331,542	271,165	—		60,377
Receivables from related parties	—	1,155	1,155	(d)	—
Deferred tax assets	76,604	76,604	2,087	(e)	2,087

Total current assets	1,622,784	1,438,171	3,242		187,855
Fixed assets and leasehold improvements, net	70,108	70,108	—		—
Goodwill	38,971	38,971	—		—
Intangible assets, net	22,178	—	—		22,178
Other assets	86,817	86,715	—		102

Total assets	$1,840,858	$1,633,965	$3,242		$210,135

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$472,898	$440,779	$1,155	(d)	$33,274
Accrued personnel costs	4,145	—	—		4,145
Taxes payable	96,823	76,641	(20,182)	(e)	—
Deferred tax liabilities	—	(7,168)	(7,168)	(e)	—
Other accrued liabilities	187,005	187,005	29,437	(e)	29,437

Total liabilities	760,871	697,257	3,242		66,856
Stockholders’ equity
Common stock	3,406	3,405	—		1
Additional paid-in capital	1,627,843	1,107,994	—		519,848
Accumulated other comprehensive income	38,364	38,364	—		—
Deferred stock compensation	26,699	26,699	—		—
Unearned compensation	(11,012)	(11,012)	—		—
Retained deficit	(605,313)	(228,743)	—		(376,570)

Total stockholders’ equity	1,079,987	936,708	—		143,279

Total liabilities and stockholders’ equity	$1,840,858	$1,633,965	$3,242		$210,135

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2004

(in thousands, except per share amount)

	Nasdaq Adjusted	Norway	Pro Forma Adjustments	Note 5	Pro Forma Combined
Revenues
Market Services	$459,310	$472,825	$(41,358)	(k)	$890,777
Issuer Services	205,821	—	—		205,821
Other	103	—	—		103

Total revenues	665,234	472,825	(41,358)		1,096,701
Cost of revenues
Liquidity rebates	106,965	275,291	—		382,256
Brokerage, clearance and exchange fees	59,746	83,588	(53,217)	(k), (l), (m)	90,117

Total cost of revenues	166,711	358,879	(53,217)		472,373

Gross margin	498,523	113,946	11,859		624,328

Expenses
Compensation and benefits	154,235	16,613	—		170,848
Marketing and advertising	12,830	2,733	—		15,563
Depreciation and amortization	80,877	7,101	7,695	(n), (q-1)	95,673
Professional and contract services	23,947	2,223	—		26,170
Computer operations and data communications	99,087	8,362	—		107,449
Provision for bad debts	1,188	(2,953)	—		(1,765)
Occupancy	29,047	2,612	—		31,659
General and administrative	41,892	23,083	7,393	(p-1)	72,368

Total direct expenses	443,103	59,774	15,088		517,965
Support costs from related parties, net	46,191	—	—		46,191

Total expenses	489,294	59,774	15,088		564,156

Operating income	9,229	54,172	(3,229)		60,172
Interest income	5,943	1,606	—		7,549
Interest expense	(12,773)	(34)	(29,023)	(o), (p-2, 3, 4)	(41,830)

Pre-tax operating income from continuing operations	2,399	55,744	(32,252)		25,891
Income tax provision	689	24,994	(13,063)	(q-2)	12,620

Net income from continuing operations	$1,710	$30,750	$(19,189)		$13,271

Net (loss) income applicable to common stockholders:
Net income	$1,710	$30,750	$(19,189)		$13,271
Preferred stock:
Loss on exchange of securities	(3,908)	—	—		(3,908)
Dividends declared	(8,354)	—	—		(8,354)
Accretion of preferred stock	(926)	—	—		(926)

Net (loss) income applicable to common stockholders	$(11,478)	$30,750	$(19,189)		$83

Basic and diluted earnings per share					$0.00

Weighted average shares used to calculate earnings per share:
Basic and diluted					78,607

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2004

Nasdaq Adjusted

(in thousands)

	Nasdaq Reported	Toll	Pro Forma Adjustments	Note 7	Nasdaq Adjusted
Revenues
Market Services	$334,517	$129,494	$(4,701)	(a), (b)	$459,310
Issuer Services	205,821	—	—		205,821
Other	103	—	—		103

Total revenues	540,441	129,494	$(4,701)		665,234

Cost of revenues
Liquidity rebates	38,114	68,851	—		106,965
Brokerage, clearance and exchange fees	17,731	48,713	(6,698)	(a), (c)	59,746

Total cost of revenues	55,845	117,564	(6,698)		166,711

Gross margin	484,596	11,930	1,997		498,523

Expenses
Compensation and benefits	148,155	6,080	—		154,235
Marketing and advertising	12,790	40	—		12,830
Depreciation and amortization	76,336	2,222	2,319	(d), (e)	80,877
Professional and contract services	23,709	238	—		23,947
Computer operations and data communications	98,903	184	—		99,087
Provision for bad debts	1,074	114	—		1,188
Occupancy	28,730	317	—		29,047
General and administrative	41,128	764	—		41,892

Total direct expenses	430,825	9,959	2,319		443,103

Support costs from related parties, net	45,588	603	—		46,191

Total expenses	476,413	10,562	2,319		489,294

Operating income	8,183	1,368	(322)		9,229
Interest income	5,854	89	—		5,943
Interest expense	(11,484)	(1,289)	—		(12,773)

Pre-tax operating income from continuing operations	2,553	168	(322)		2,399
Income tax provision	749	68	(128)	(e)	689

Net income from continuing operations	$1,804	$100	$(194)		$1,710

Net income applicable to common stockholders:
Net income	$1,804	$100	$(194)		$1,710
Preferred stock:
Loss on exchange of securities	(3,908)	—	—		(3,908)
Dividends declared	(8,354)	—	—		(8,354)
Accretion of preferred stock	(926)	—	—		(926)

Net (loss) income applicable to common stockholders	$(11,384)	$100	$(194)		$(11,478)

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2004

Norway

(in thousands)

	Instinet Reported	Less Institutional Broker	Pro Forma and Other Adjustments	Note 6	Norway
Revenues
Market Services	$1,096,381	$641,303	$17,747	(f)	$472,825
Interest income	18,151	16,545	(1,606)	(h)	—
Interest expense	(3,514)	(3,480)	34	(h)	—
Other	—	22,533	22,533	(g)	—

Total revenues	1,111,018	676,901	38,708		472,825

Cost of revenues
Soft dollar and commission recapture	168,693	168,693	—		—
Liquidity rebates	257,544	—	17,747	(f)	275,291
Brokerage, clearance and exchange fees	207,038	123,450	—		83,588

Total cost of revenues	633,275	292,143	17,747		358,879

Gross margin	477,743	384,758	20,961		113,946

Expenses
Compensation and benefits	209,876	193,263	—		16,613
Marketing and advertising	12,752	10,019	—		2,733
Depreciation and amortization	58,293	51,192	—		7,101
Professional and contract services	29,319	27,096	—		2,223
Computer operations and data communications	72,187	63,825	—		8,362
Provision for bad debts	(1,516)	1,437	—		(2,953)
Occupancy	37,069	35,514	1,057	(g)	2,612
General and administrative	36,881	35,274	21,476	(g)	23,083

Total direct expenses	454,861	417,620	22,533		59,774
Contractual settlement	(7,250)	(7,250)	—		—
Investment income	(19,712)	(19,712)	—		—
Insurance recovery	(5,116)	(5,116)	—		—

Total expenses	422,783	385,542	22,533		59,774

Operating income (loss) from continuing operations	54,960	(784)	(1,572)		54,172
Interest income	—	—	1,606	(h)	1,606
Interest expense	—	—	(34)	(h)	(34)

Pre-tax operating income (loss) from continuing operations	54,960	(784)	—		55,744
Income tax provision (benefit)	14,540	(10,454)	—		24,994

Net income from continuing operations	$40,420	$9,670	$—		$30,750

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements of The Nasdaq Stock Market, Inc.

Note 1. Description of Transactions and Basis of Presentation

Acquisition of Instinet Group Incorporated

On December 8, 2005, Nasdaq completed the acquisition of Instinet and the immediate sale of Instinet’s Institutional Brokerage division to an affiliate of SLP. As a result of these transactions Nasdaq owns Norway. Norway owns 100.0% of IHC, which owns 100.0% of the INET ECN. The aggregate purchase price for all outstanding shares of Instinet was approximately $1.878 billion in cash. Nasdaq paid total cash consideration of approximately $934.5 million, which is subject to certain post-closing adjustments, and Silver Lake Partners paid approximately $207.5 million of the purchase price pursuant to the sale of the Institutional Brokerage division. The balance of the $1.878 billion reflects, in part, Instinet’s available cash and, in part, a cash dividend of approximately $109.0 million, which Instinet previously paid to its stockholders from the net after-tax proceeds of the sale of Instinet’s Lynch, Jones & Ryan, Inc. brokerage subsidiary (“LJR”).

Acquisition of Toll Associated LLC

On September 7, 2004, Nasdaq completed its acquisition of Toll, owner and operator of the Brut ECN, from SunGard. As a result, the financial information for Toll for the period January 1, 2004 through September 6, 2004 is also included in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2004 in this Form 8-K/A. Since balance sheet data for Toll is included in Nasdaq’s historical balance sheet at September 30, 2005, separate pro forma balance sheet data for Toll is not presented.

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of both acquisitions on the historical financial position and operating results of Nasdaq, Norway and Toll. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Nasdaq, Norway and Toll, giving effect to the acquisitions as if they had occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balances sheets of Nasdaq and Norway, giving effect to the acquisition as if it had occurred on September 30, 2005. Since balance sheet data for Toll is included in Nasdaq’s historical balance sheet at September 30, 2005, separate pro forma balance sheet data for Toll is not presented.

Nasdaq prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Nasdaq treated as the acquirer. Accordingly, Nasdaq’s cost to acquire Norway of $968.9 million ($934.5 million cash paid plus $34.4 million of direct acquisition costs), which is subject to certain post-closing adjustments, has been allocated to the assets acquired and liabilities assumed of $64.7 million (net assets) and the remainder of $904.2 million was recorded as goodwill of $799.1 million, intangible assets of $172.9 million and a non-current deferred tax liability of $67.8 million related to the intangible assets. Independent valuation specialists assisted Nasdaq management in the acquisition in determining the fair values of the net assets acquired and the intangible assets. The work performed by the independent valuation specialists has been considered by management in determining the fair values reflected in these unaudited pro forma condensed combined financial statements. The valuations are based on the actual assets acquired and liabilities assumed at the acquisition date and management’s consideration of the independent specialists’ valuation work.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what Nasdaq’s consolidated financial position or results of operations actually would have been had Nasdaq completed the acquisitions at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future consolidated financial position or operating results of the combined companies.

Note 2. Reclassifications

Certain reclassifications have been made to the Norway and Toll historical balances in the unaudited pro forma condensed combined statements of income and balance sheets in order to conform to the Nasdaq presentation.

Note 3. Purchase Price

Nasdaq purchased Norway for a total consideration of $934.5 million in cash, subject to post-closing adjustments. In addition, Nasdaq incurred direct costs of approximately $34.4 million associated with the acquisition of Norway.

For the purpose of this pro forma analysis, the above estimated purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed. The final valuation of net assets will be completed as soon as possible but no later than one year from the acquisition date. To the extent that Nasdaq’s estimates need to be adjusted, Nasdaq will do so.

Estimated Purchase Price	(in millions)
Net assets acquired:
Cash	$15.9
Available-for-sale investments, at fair value	7.9
Accounts receivable, net	43.6
Deferred tax assets	3.5
Property and equipment, net	1.2
Non-current deferred tax assets	75.0
Accounts payable and accrued expenses	(27.5)
Accrued personnel costs	(6.1)
Other accrued liabilities	(8.6)
Other liabilities	(40.2)

Total net assets	64.7

Goodwill	799.1
Identifiable intangible assets (1)	172.9
Non-current deferred tax liability	(67.8)

Estimated purchase price	$968.9

(1)	Adjustment to record identifiable intangible assets at fair value.

The following table presents details of the identifiable intangible assets acquired:

	Amount	Estimated Average Useful Life
	(in millions)	(in years)
Identifiable intangible assets
Customer relationships	$163.1	13.0
Technology	9.4	5.0
Trade Name	0.4	1.0

Total	$172.9

Note 4. Integration Plan

Nasdaq expects that in the period beginning twelve months following consummation of the Norway acquisition, this acquisition will be accretive to stockholders, primarily as a result of technology cost savings and other synergies as follows:

•	The cost to operate the combined platform will be less than operating the existing Nasdaq and Brut ECN platforms. Also, by migrating to a single platform, Nasdaq will achieve cost savings in clearing and settlement expenses as more trades will be executed on the Nasdaq Market Center versus routed through Nasdaq’s broker-dealer, Brut.

•	Nasdaq will also achieve cost savings on certain occupancy and compensation and benefit costs due to the relocation of Norway employees to Nasdaq facilities, headcount reductions and consolidation of facilities, including data centers.

•	Nasdaq will gain additional market data revenues by migrating INET trade reporting activity from The National Stock Exchange (“NSX”) to Nasdaq. Nasdaq will also no longer pay NSX membership fees.

Note 5. Pro Forma Adjustments

As of and for the Nine Months Ended September 30, 2005

Adjustments included in the columns under the heading “Pro Forma Adjustments,” “Pro Forma and Other Adjustments,” “Cash Purchased” and “Norway Adjustments” on the unaudited pro forma condensed combined statements of income and unaudited pro forma condensed combined balance sheets relate to the following:

(a)	To eliminate transactions between Nasdaq and Norway, which upon completion of the acquisition would be considered intercompany transactions.

Increase/(decrease)	(in millions)
Nasdaq Market Services revenues	$(43.9)
Cost of revenues	(49.6)

The entries include:

•	the elimination of Nasdaq’s revenues of $24.7 million from INET for accessing liquidity on the Nasdaq Market Center;

•	the elimination of Brut’s revenues of $8.8 million from INET for accessing liquidity on the Brut ECN;

•	the elimination of INET’s revenues of $15.1 million from Brut for accessing liquidity on the INET ECN;

•	the elimination of Nasdaq’s revenues of $0.3 million from INET for trade reporting to the Nasdaq Market Center;

•	the elimination of Nasdaq’s revenues of $0.7 million from INET for the use of Nasdaq’s systems to access the Nasdaq Market Center;

•	the elimination of Nasdaq’s, Brut’s and INET’s cost of revenues for the above intercompany transactions of $49.6 million as Nasdaq, Brut and INET no longer charge each company for accessing liquidity and Nasdaq will no longer charge INET for accessing the Nasdaq Market Center and trade reporting;

•	the decrease of Norway’s revenues of $1.6 million as INET will share all of its liquidity rebates from Nasdaq with other market participants to conform to Nasdaq’s rebate program; and

•	the decrease in UTP Plan revenue sharing of $7.3 million (net difference of UTP Plan revenue sharing and revenue NSX shared with INET). Assumes INET reported trades to the Nasdaq Market Center for the nine months ended September 30, 2005 rather than reporting to NSX.

(b)	To recognize a decrease in cost of revenues of $11.0 million relating to the utilization by INET of the existing Nasdaq clearing contract or attributes. Pursuant to an amended clearing agreement entered into in conjunction with closing the Norway acquisition, INET will continue clearing trades with an SLP affiliate, Instinet Clearing Services, Inc. (“ICS”) for six months following the closing.

(c)	To recognize a decrease in cost of revenues of $2.0 million relating to INET’s membership fees paid to NSX. INET will no longer be required to pay these fees as it will no longer be a member of NSX six months following the closing of the Norway acquisition.

(d)	To eliminate amortization expense of $5.3 million related to the historical intangible assets recorded by Norway.

(e)	To eliminate debt and related expenses, which were restructured or redeemed to finance the Norway acquisition. These entries include:

•	(1) the elimination of interest expense of $3.0 million related to Nasdaq’s original $240.0 million subordinated convertible subordinated notes, which were restructured in order to finance the Norway acquisition and interest expense of $1.4 million related to Nasdaq’s $25.0 million senior notes, which were redeemed prior to the closing of the Norway acquisition;

•	(2) the elimination of Nasdaq’s senior notes ($25.0 million), which were repaid from the redemption of held-to-maturity investments prior to the closing of the Norway acquisition; and

•	(3) the elimination of the pre-tax charge recorded in general and administrative expense of $7.4 million related to the restructuring of the $240.0 million subordinated convertible notes. This charge would have been recorded at the date of the Norway acquisition, which for purposes of the pro forma financial information is January 1, 2004.

(f)	To record transactions related to the financing of the Norway acquisition. These entries include:

•	(1) the purchase of Norway. Nasdaq funded the Norway acquisition from the issuance of the $750.0 million senior term debt ($7.5 million due within one year), proceeds from the issuance of the $205.0 million convertible notes ($211.6 million including interest earned at the date of the Norway acquisition which was held in cash and cash equivalents at Nasdaq) and $47.5 million from available cash on hand at Nasdaq. Nasdaq purchased Norway for $934.5 million and also paid for $30.8 million of cash held by INET. In addition to the above purchases, Nasdaq reimbursed an affiliate of SLP for a $31.6 million tax receivable for Instinet’s sale of LJR. Nasdaq subsequently received $31.3 million of the $31.6 million tax receivable and included this receipt in cash and cash equivalents at Nasdaq. In addition, Nasdaq paid for transaction liabilities of $7.7 million (capitalized as additional goodwill), a preliminary working capital adjustment of $4.5 million and the tax receivable from the funds noted above;

•	(2) $26.7 million of direct acquisition costs incurred by Nasdaq prior to the Norway acquisition which were funded from cash and cash equivalents of Nasdaq. These costs (primarily investment banking and legal fees) are capitalized as additional goodwill on Norway’s Adjusted Unaudited Pro Forma Condensed Consolidated Balance Sheet. See also Note 3, “Purchase Price,” to the unaudited pro forma condensed combined financial statements;

•	(3) payment of $15.0 million of debt issuance costs (recorded as other assets) which were funded from cash and cash equivalents of Nasdaq associated with the issuance of the $750.0 million senior term debt, the $205.0 million and $240.0 million convertible notes and related amortization expense of $1.8 million, the debt issuance costs are being amortized over the terms of the debt;

•	(4) interest expense of $25.7 million related to the $750.0 million senior term debt at a rate of libor plus 1.50%; and

•	(5) additional interest expense from January 1, 2005 through April 21, 2005 of $5.2 million related to the $205.0 million and $240.0 million convertible notes which carry a coupon of 3.75%. The actual interest expense from April 22, 2005 through September 30, 2005 is included in Nasdaq’s reported amounts.

(g)	To record:

•	(1) the allocation of the estimated purchase price to reflect the net assets acquired. See also Note 3, “Purchase Price,” to the unaudited pro forma condensed combined financial statements;

•	(2) the elimination of intercompany receivables and payables between Nasdaq and Norway of $6.1 million;

•	(3) amortization expense of $10.8 million related to the estimated fair value of identifiable intangible assets, which are being amortized over their estimated average useful lives;

•	(4) goodwill of $799.1 million;

•	(5) identifiable intangible assets of $172.9 million;

•	(6) the decrease of investment income of $3.5 million relates to Norway’s ownership of Nasdaq’s common stock, as Nasdaq recorded these shares to common stock in treasury on the date of acquisition; and

•	(7) income tax benefit of $8.7 million based on the condensed combined statement of income pro forma adjustments noted above for Norway to record a 39.225% statutory tax rate.

(h)	To account for deferred tax assets and liabilities for the following:

•	(1) to record a non-current deferred tax asset of $74.7 million on the sale of the Institutional Broker. Nasdaq and SLP have an agreement to share the deferred tax benefit on the sale of the Institutional Broker. Of the $74.7 million recorded, Nasdaq has agreed to pay SLP $40.0 million over time as the deferred tax asset is recognized and has recorded this in other liabilities; and

•	(2) to reflect the difference between the book basis and the tax basis of current deferred tax assets of $1.5 million, non-current deferred tax assets of $0.4 million and non-current deferred tax liabilities of $67.8 million relating to the intangible assets acquired in the Norway acquisition.

(i)	To adjust stockholders’ equity for the following:

•	(1) to record historical Norway common stock and retained earnings balances to additional paid-in capital of $376.6 million;

•	(2) to record the retirement of Norway’s investment of $6.9 million in Nasdaq’s common stock to common stock in treasury. Prior to the Norway acquisition Norway owned 176,250 shares of Nasdaq common stock;

•	(3) to account for Norway’s ownership of warrants of $1.0 million to purchase Nasdaq common stock from NASD. The warrants were recorded at fair market at the time of acquisition; and

•	(4) to classify the $10.2 million warrants issued by Nasdaq to purchase Nasdaq common stock as stockholders’ equity. Prior to the acquisition, Nasdaq classified these warrants as mezzanine equity as they were rescindable if the acquisition was not completed.

(j)	To record the elimination of Nasdaq’s investment in Norway of $965.4 million, which includes the following:

•	the purchase of Norway for $934.5 million;

•	the purchase of $30.8 million of cash held by INET;

•	the purchase of a $31.6 million tax receivable for Instinet’s sale of LJR, of which Nasdaq subsequently received $31.3 million;

•	transaction liabilities paid to Instinet of $7.7 million, which are additional direct acquisition costs;

•	direct acquisition costs of $26.7 million incurred by Nasdaq prior to the Norway acquisition; and

•	a reduction of $34.6 million for Nasdaq’s share of the non-current deferred tax asset related to the sale of the Institutional Broker. Nasdaq recorded a $74.7 million non-current deferred tax asset on the sale of the Institutional Broker, of which Nasdaq has agreed to pay SLP $40.0 million over time as the deferred tax asset is recognized.

For the Year Ended December 31, 2004

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(k)	To eliminate transactions between Nasdaq (including Brut) and Norway, which upon completion of the Norway acquisition would be considered intercompany transactions.

Increase/(decrease)	(in millions)
Nasdaq Market Services revenues	$(41.3)
Cost of revenues	(44.8)

The entries include:

•	the elimination of Nasdaq’s revenues of $24.2 million from INET for accessing liquidity on the Nasdaq Market Center;

•	the elimination of Brut’s revenues of $9.3 million from INET for accessing liquidity on the Brut ECN;

•	the elimination of INET’s revenues of $9.4 million from Brut for accessing liquidity on the INET ECN;

•	the elimination of Nasdaq’s revenues of $0.5 million from INET for trade reporting to the Nasdaq Market Center;

•	the elimination of Nasdaq’s revenues of $1.4 million from INET for the use of Nasdaq’s systems to access the Nasdaq Market Center;

•	the elimination of Nasdaq’s, Brut’s and INET’s cost of revenues for the above intercompany transactions of $44.8 million as Nasdaq, Brut and INET no longer charge each company for accessing liquidity and Nasdaq will no longer charge INET for accessing the Nasdaq Market Center and trade reporting;

•	the decrease of Norway’s revenues of $0.6 as INET will share all of its liquidity rebates from Nasdaq with other market participants to conform to Nasdaq’s program; and

•	the decrease in UTP Plan revenue sharing of $4.1 million (net difference of UTP Plan revenue sharing offset by revenue NSX shared with INET and an assumed quote update fee paid to the NSX). Assumes INET reported trades to the Nasdaq Market Center beginning one month following the closing of the Norway acquisition rather than reporting to NSX and also assumes Nasdaq paid the quote update fee to NSX for six months following the closing.

(l)	To recognize a decrease in cost of revenues of $6.9 million relating to the utilization by INET of the existing Nasdaq clearing contract or attributes. Pursuant to an amended clearing agreement entered into in conjunction with closing the Norway acquisition, INET will continue clearing trades with an SLP affiliate, ICS, for six months following the closing.

(m)	To recognize a decrease in cost of revenues of $1.5 million relating to INET’s membership fees paid to NSX. After the first six months from the date of the acquisition, INET will no longer be required to pay these fees as it will no longer be a member of NSX.

(n)	To eliminate amortization expense of $7.1 million related to the historical intangible assets recorded by Norway.

(o)	To eliminate interest expense of $9.6 million related to Nasdaq’s original convertible subordinated notes, which were restructured in order to finance the acquisition and interest expense of $ 1.9 million related to Nasdaq’s $25.0 million senior notes, which were redeemed prior to the closing of the acquisition.

(p)	To record transactions related to the financing of the Norway acquisition. These entries include:

•	(1) a pre-tax charge recorded in general and administrative expense of $7.4 million related to the restructuring of the $240.0 million convertible subordinated notes. This charge would have been recorded at the date of the acquisition, which for purposes of the pro forma financial information is January 1, 2004;

•	(2) interest expense of $21.4 million related to the $750.0 million senior term debt at a rate of libor plus 1.50%;

•	(3) interest expense of $16.7 million related to the $205.0 million and $240.0 million convertible notes, which carry a coupon of 3.75%; and

•	(4) amortization of debt issuance costs of $2.4 million related to the issuance of the $205.0 million and $240.0 million convertible notes, the debt issuance costs are being amortized over the terms of the debt .

(q)	To record:

•	(1) amortization expense of $14.8 million related to the estimated fair value of identifiable intangible assets, which are being amortized over their estimate average useful lives; and

•	(2) income tax benefit of $13.1 million based on the condensed combined statement of income pro forma adjustments noted above for Norway to record a 39.225% statutory tax rate.

Note 6. Pro Forma Adjustments

At the date of acquisition, Nasdaq only recorded Balance Sheet activity for Norway as Norway did not have any historical Income Statement activity.

As of and for the Nine Months Ended September 30, 2005

Adjustments included in the columns under the heading “Pro Forma and Other Adjustments” on the unaudited pro forma condensed combined statement of income and unaudited pro forma condensed combined balance sheet relate to the following:

(a) To record the gross up of revenues and cost of revenues of $11.5 million for the liquidity that the Institutional Broker removed from INET and for the liquidity that the Institutional Broker provided to INET. These amounts were eliminated on the “Instinet Reported” column of Norway’s Unaudited Pro Forma Condensed Combined Statement of Income, but for the purpose of these pro forma financial statements are considered third party transactions and therefore grossed up.

(b) To allocate fees paid to the Institutional Broker of $7.1 million to occupancy expense of $1.0 million and general and administrative expense of $6.1 million.

(c) To reclassify interest income of $1.9 million from Norway’s revenues to conform to Nasdaq’s presentation of interest income.

(d) To record accounts payable of $1.2 million due from Norway to the Institutional Broker which upon consummation of the sale of the Institutional Broker would be considered third party transactions.

(e) To reclassify a deferred tax asset of $2.1 million which was reported net of deferred tax liabilities in Instinet’s Form 10-Q for the quarterly period ended September 30, 2005 to conform to Nasdaq’s presentation of deferred tax assets and liabilities and to reclassify $7.1 million from deferred tax liability and $20.2 million from taxes payable to other accrued liabilities to conform to Nasdaq’s presentation of other accrued liabilities.

For the Year Ended December 31, 2004

(f) To record the gross up of revenues and cost of revenues of $17.7 million for the liquidity that the Institutional Broker removed from INET and for the liquidity that the Institutional Broker provided to INET. These amounts were eliminated on the “Instinet Reported” column of Norway’s Unaudited Pro Forma Condensed Combined Statement of Income, but for the purpose of these pro forma financial statements are considered third party transactions and therefore grossed up.

(g) To allocate fees paid to affiliates of $22.5 million to occupancy expense of $1.0 million and general and administrative expenses of $21.5 million.

(h) To reclassify interest income of $1.6 million and interest expense of $34 thousand from total revenues to conform to Nasdaq’s presentation of interest income and interest expense.

Note 7. Pro Forma Adjustments

For the Year Ended December 31, 2004

Adjustments included in the column under the heading “Pro Forma Adjustments” on the Nasdaq Adjusted unaudited pro forma condensed combined statement of income relate to the following:

(a)	To eliminate transactions between Nasdaq and Toll, which upon consummation of the Toll acquisition would be considered intercompany transactions.

Increase/(decrease)	(in millions)
Nasdaq Market Services revenues	$(2.5)
Cost of revenues	(5.4)

The entries include:

•	the elimination of Nasdaq’s revenues of $4.6 million from Brut for accessing liquidity on the Nasdaq Market Center;

•	the elimination of Nasdaq’s revenues of $0.8 million from Brut for the use of Nasdaq’s systems to access the Nasdaq Market Center;

•	the elimination of Brut’s cost of revenues for the above intercompany transactions of $5.4 million as Nasdaq no longer charges Brut for accessing liquidity and accessing the Nasdaq Market Center; and

•	the decrease in UTP Plan revenue sharing of $2.9 million (net difference of UTP Plan revenue sharing and revenue the Boston Stock Exchange shared with Brut). Assumes Brut reported trades to the Nasdaq Market Center for year ended December 31, 2004 rather than reporting to the Boston Stock Exchange. Brut began reporting trades to the Nasdaq Market Center on September 1, 2004.

(b)	To eliminate Nasdaq Market Center order delivery revenues of $2.2 million as Nasdaq no longer charges market participants for delivery of orders to Brut.

(c)	To recognize decrease in cost of revenues ($1.3 million) relating to the renegotiation of a clearing contract with a SunGard affiliate.

(d)	To eliminate amortization expense of $0.9 million related to the historical intangible assets recorded by Toll.

(e)	To record:

•	amortization expense of $3.2 million related to the estimated fair value of identifiable intangible assets, which are being amortized over their estimate average useful life of 10 years; and

•	income tax benefit of $0.1 million based on the condensed combined statement of income pro forma adjustments noted above utilizing a 39.225% statutory tax rate.